EXHIBIT 99.2
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Notes to Footnote 1:

The following table sets forth (i) the number of shares of Common Stock sold by the reporting persons in the transactions reported on this Form 4 and (ii) the number of shares of Common Stock held by the reporting persons following the reported transactions. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.


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HOLDER                                     DATE OF THE       SHARES SOLD       SHARES OF COMMON STOCK
                                           REPORTED          IN THE            HELD BY THE HOLDER
                                           TRANSACTION       REPORTED          FOLLOWING THE
                                                             TRANSACTIONS      REPORTED TRANSACTIONS
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Atlas Venture Fund III, L.P.               6/6/2005          47,809            3,565,852
                                           6/7/2005          35,089            3,530,763
                                           6/8/2005          52,734            3,478,029
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Atlas Venture Entrepreneurs'               6/6/2005           1,039               77,531
Fund III, L.P.                             6/7/2005             763               76,768
                                           6/8/2005           1,147               75,621
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Atlas Venture Fund V, L.P.                 6/6/2005           4,467              333,209
                                           6/7/2005           3,279              329,930
                                           6/8/2005           4,928              325,002
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Atlas Venture Parallel Fund V-A, C.V.      6/6/2005             555               41,390
                                           6/7/2005             407               40,983
                                           6/8/2005             612               40,371
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Atlas Venture Parallel Fund V-B, C.V.      6/6/2005             555               41,390
                                           6/7/2005             407               40,983
                                           6/8/2005             612               40,371
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Atlas Venture Entrepreneurs' Fund V, L.P.  6/6/2005              75                5,546
                                           6/7/2005              55                5,491
                                           6/8/2005              82                5,409
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